Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-150982 on Form S-8 of our report dated March 3, 2025 relating to the financial statements of Southern Copper Corporation and the effectiveness of Southern Copper Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Southern Copper Corporation for the year ended December 31, 2024.

Galaz, Yamazaki, Ruiz Urquiza, S. C.

Affiliate of a Member of Deloitte Touche Tohmatsu Limited

/s/ Galaz Yamazaki, Ruiz Urquiza, S.C.

Mexico City, Mexico

September 30, 2025